[LETTERHEAD OF ANDERSON ASSOCIATES LLP]

                     May 20, 1998



Board of Directors
BCSB Bankcorp, Inc.
4111 East Joppa Road, Suite 300
Baltimore, Maryland 21236

  Re:  Registration Statement on Form S-8
       --------------------------------------------------
       Baltimore County Savings Bank, F.S.B.
       Employees' Savings & Profit Sharing Plan and Trust

Gentlemen:

    We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 18, 1997 on our audits of the consolidated statements of financial condition of Baltimore County Savings Bank, F.S.B. and Subsidiaries as of September 30, 1997 and 1996, and the related consolidated statements of operations, retained earnings and cash flows for each of the two years in the two-year period ended September 30, 1997, which report was included in the Prospectus for the common stock of BCSB Bankcorp, Inc., filed with the Company's Registration Statement on Form SB-2 (Commission File No. 333-44831). We also consent to the reference to our firm under the caption "Experts" in the Prospectus which is part of the Registration Statement.


                              /s/ Anderson Associates LLP
                              Anderson Associates LLP